Exhibit 10.2

May 7, 2024

By Email and/or DocuSign to denisestott@gmail.com

C. Denise Stott

67 Adams Street

Garden City, NY 11530

Dear Denise:

I write about your separation from Vroom, Inc. (“Company”). This agreement, including Exhibit A and Exhibit B (collectively referred to as the “Agreement”) refers to the Company and C. Denise Stott (“you” and/or “Executive”) collectively as the “Parties” or individually referred to as “Party”, and to the Amended and Restated Vroom, Inc. Executive Severance Plan, as Amended and Restated on March 8, 2024, as the “Severance Plan.” Executive and the Company have mutually agreed to Executive’s separation from service as an officer and employee of the Company and its Affiliates (as defined below) on the terms set forth below:

1.
Separation. Your employment with the Company is terminated effective as of July 16, 2024 (the “Separation Date”). During the period from May 17, 2024 (the “Transition Date”) through the Separation Date, you agree to assist in a smooth transition of your duties as may be reasonably requested by the Company, but will no longer hold the position of Chief People and Culture Officer and will be relieved of all of your authority and responsibilities in that position and all of your regular duties. You agree that as of the Transition Date you hereby resign as an officer of the Company and as a director or officer of each of its subsidiaries, as applicable. You will be paid any wages earned at your current rate of pay through your Separation Date and the previously approved bonus in the amount of $25,000. Wages will include, if required under applicable law, any accrued, but unused paid time off and/or holiday pay.

2.
Whether or not you sign this Agreement, the following benefits will be paid or provided to you:

a.
Notice Pay. You will receive pay in lieu of any applicable company notice requirement (“Notice Pay”) for the 8.6 week period between the Transition Date and Separation Date, and subject to applicable tax withholding, in the form of salary continuation. Notice Pay will be paid to you in biweekly installments in the same manner as your regular payroll and will begin no later than the next practical payroll date after the Transition Date. To the extent any statutory or other pay or notice is legally required, the parties agree that Notice Pay will satisfy any such requirement under the Federal Worker Adjustment and Retraining Notification Act (“WARN”), or any other applicable law.

b.
Benefits. Any medical, dental, and vision benefits that you elected will continue through the end of the month in which your Separation Date occurs. All life and disability coverage ends on the Separation Date. You will also receive in a separate document information about your ability to convert such coverage to individual policies.

|US-DOCS\150628464.3||

Exhibit 10.2

c.
Expenses. You will be reimbursed by the Company for any reasonable and customary business expenses incurred by you through the Separation Date as approved and outlined in Vroom’s business expense policy. You agree to submit all expenses you claim are due immediately. Vroom cannot reimburse you for expenses that you do not submit for approval with appropriate documentation.

2.
Consulting.

a.
Consulting Period. Your consulting period (the “Consulting Period”) shall commence on the Separation Date and end on the earliest of (i) the one-year anniversary of the Transition Date, (ii) the date you notify the Company in writing that the Consulting Period shall terminate for any reason, or (iii) the date you cease to provide, or remain available to provide, the Transition Consulting Services (as defined below), or (iv) the date the Company terminates your services for Cause (as defined in the Severance Plan). During the Consulting Period, you shall serve as an advisor to the Company and remain available to provide periodic consulting services to the Company as a consultant on as-needed basis in your area of expertise, work experience and responsibility (the “Transition Consulting Services”). During the Consulting Period and thereafter as applicable, you reaffirm your commitment to remain in compliance with (i) the Employee Inventions and Proprietary Information Agreement between you and the Company (the “PIA Surviving Provisions”), it being understood that the term “employment” as used in therein shall include the Transition Consulting Services during the Consulting Period, and (ii) the covenants and agreements set forth in Section 9 of the Severance Plan “Confidential Information, Non-Competition and Non-Solicitation”. You shall be permitted to perform services for other entities during the Consulting Period; provided, that such services are not in violation of the PIA Surviving Provisions or Section 9 of the Severance Plan and do not otherwise present an actual or potential conflict of interest with your duties under this Agreement.
b.
Equity Awards. During the Consulting Period, you will continue to vest in your previously granted outstanding stock options (“Outstanding Stock Options”) and restricted stock unit awards (“Outstanding RSUs”) granted under the Vroom, Inc. 2020 Incentive Award Plan in accordance with their terms; provided, that if your services are terminated by the Company or its subsidiaries without Cause (as defined in the Severance Plan) any such Outstanding RSUs will accelerate and vest in full. The post-termination exercise period of any vested Outstanding Stock Options held by you upon your cessation of services to the Company (other than on a termination of your services for Cause) shall be extended through the original expiration date of such options. Except as provided for in this Paragraph 2(b), upon any cessation of services, all equity awards that are then held by you and remain unvested shall be forfeited for no consideration.
c.
Independent Contractor Status. You and the Company acknowledge and agree that, during the Consulting Period, you shall be an independent contractor. During the Consulting Period and thereafter, you shall not be an agent or employee of the Company and shall not be authorized to act on behalf of the Company. Personal income and self-employment taxes shall be your sole responsibility. You agree to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties resulting from any failure by you to make required personal income and self-employment tax payments.

|US-DOCS\150628464.3||

Exhibit 10.2

3.
Severance Benefits. Provided that you (i) sign and return this Agreement no later than forty-five (45) days from the receipt of this Agreement and do not revoke this Agreement pursuant to the revocation procedures set forth below, (ii) sign and reaffirm this Agreement (including, for the avoidance of doubt, the release of claims set forth in paragraph 6 below) in the second signature block below (the “Reaffirmation”) after your Separation Date, but no later than forty-five (45) days from the Separation Date and do not revoke said Reaffirmation pursuant to the revocation procedures set forth below, (iii) comply with this Agreement, (iv) comply with the PIA Surviving Provisions and (v) comply with the covenants and agreements set forth in Section 9 of the Severance Plan “Confidential Information, Non-Competition and Non-Solicitation”), the Company shall provide you with the compensation and benefits set forth below in this Paragraph (the “Severance Benefits”). The Severance Benefits consist of:

a.
Severance Pay. You will receive Severance Pay in the amount of $ 313,197, (representing the Severance Amount, as defined in the Severance Plan, less the Notice Pay) and subject to applicable tax withholding, which will be paid to you in substantially equal installments in accordance with the Company’s regular payroll practices beginning no later than the earliest practical payroll date after the effective date of the Reaffirmation and ending at the end of the Severance Period (as defined in the Severance Plan).

b.
COBRA. For a period of 10 month(s) the Company shall directly pay or, at its election, reimburse you for COBRA premiums for you and your covered dependents (at the same benefit levels as would have applied if your employment had not been terminated, based on your elections in effect on the Separation Date) if you are eligible for and properly elect healthcare continuation coverage under the Company’s group health insurance plans pursuant to COBRA. You further agree to provide timely notice if you become eligible for medical benefits with a new employer, at which time the Company’s obligation to pay or reimburse you for COBRA premiums shall cease.

c.
Outplacement. The Company shall make available to you professional outplacement services delivered by Right Management Associates (“Right”) for a period of twelve (12) months provided that your initial meeting with Right occurs no later than thirty (30) days after the Effective Date of the Release.

4.
You understand and agree that except for the compensation specifically described in this Agreement, you shall receive no other payments or benefits from the Company and that the payments and benefits provided herein satisfy in full all obligations of the Company to you arising out of or in connection with your employment with the Company and separation thereof, including, without limitation, all salary, wages, commissions, bonuses, and other compensation. You represent and confirm that you have received all salary, wages, commissions, bonuses, and other compensation due to you through the date your sign or reaffirm this Agreement, as applicable.

5.
Executive Release of Claims.

a.
In consideration for the Severance Benefits, you, on your own behalf and on behalf of your heirs, assigns, and representatives (collectively, “Releasor”), hereby release and forever discharge the Company and each of its parents, subsidiaries, and affiliates, including, without limitation, Vroom Automotive, LLC d/b/a Texas Direct Auto d/b/a

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Exhibit 10.2

Vroom, Nations Drive, LLC, Vroom Logistics, LLC, Vroom Indianapolis LLC d/b/a Vroom, CarStory, LLC, Vast.com Inc. d/b/a CarStory, Vast.com D.O.O., Vroom Finance Holdings, LLC, Vroom Finance Corporation, Vroom Automotive Finance Corp., Darkwater Funding, LLC, United Auto Credit Corporation, Auto America Technologies LTD, AAGP, LLC d/b/a Vroom, and Vroom Transportation Services, LLC (collectively, “Affiliates”), and its/their respective predecessors, successors, officers, directors, managers, members, partners, equity holders, agents, representatives, vendors, employees, consultants, attorneys, and advisors (collectively, “Releasees”), from any and all claims, counterclaims, demands, debts, actions, causes of action, suits, expenses, costs, attorneys’ fees, damages, indemnities, obligations, and/or liabilities of any nature (“Claims”), whether known or unknown, that Releasor had, has, or later may have against the Releasees, for any matter, cause, or thing from the beginning of the world to the date your execution of this Agreement or the Reaffirmation, as applicable, including, but not limited to, the following, each as amended if applicable:

i.
all such Claims directly or indirectly arising out of or in any way relating to your employment with the Company, wages or compensation (including bonuses or equity awards) or the termination of that employment;

ii.
any Claims arising under any federal, state, or local law, statute, regulation, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, sections 1981 through 1988 of Title 42 of the United States Code, the Equal Pay Act, the Employee Retirement Income Security Act (“ERISA”), the Family and Medical Leave Act, the Immigration Reform and Control Act, the Americans with Disabilities Act, the Workers Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the Fair Credit Reporting Act, and the National Labor Relations Act;

iii.
state and/or local Claims, and other state/local modifications, if any, are contained in Exhibit A. You are instructed to carefully review Exhibit A for the state(s) where you worked while employed with the Company in order to review these state-specific claims as well as other state-specific modifications to this Agreement. However, the omission of any specific statute or law shall not limit the scope of this general release in any manner; and

iv.
any Claims arising under any public policy or for breach of contract, express or implied, including any Claim for breach of any implied covenant of good faith and fair dealing, wrongful discharge, constructive discharge, discrimination, harassment, retaliation, failure to accommodate, fraud, defamation, intentional tort, interference with contractual relations or prospective business advantage, invasion of privacy, emotional distress, or negligence.

b.
However, nothing in this Agreement releases any claims that Releasor has or may have against the Releasees regarding (i) obligations under this Agreement, including payment of the Severance Benefits as specified in this Agreement; (ii) any claims that may arise

|US-DOCS\150628464.3||

Exhibit 10.2

after your execution of this Agreement or the Reaffirmation, as applicable; (iii) continued healthcare coverage under an employee health plan required pursuant to COBRA or similar state law; (iv) your right to file an administrative charge or complaint with the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (“SEC”), the National Labor Relations Board, or any other federal, state, or local administrative agency, although to the fullest extent permitted by law, you waive any right to monetary damages or other equitable relief related to such a charge or complaint; (v) enforcing your rights to your nonforfeitable accrued benefits (within the meaning of Sections 203 and 204 of ERISA) under the Company’s 401(k) plan, which shall continue to be governed by the terms of the 401(k) plan and applicable laws; (vi) any claim that, as a matter of law, cannot be released by private agreement; or (vii) any claims for indemnification and/or advancement of expenses arising under any indemnification agreement between Executive and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company.

c.
Nothing in this Agreement shall prevent you from (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the SEC, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the EEOC, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (ii) exercising any rights you may have under Section 7 of the U.S. National Labor Relations Act, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

6.
Executive Representation and Covenants.
a.
With the exception of any reports or complaints made to the SEC, you represent that, as of the date of this Agreement or the Reaffirmation, as applicable, you have not filed any lawsuits, complaints, petitions, claims, or other accusatory pleadings against any of the Releasees in any court or with any governmental agency.
b.
You undertake and agree that, during the Restricted Period, as defined in the Severance Plan, you will be subject to and comply with the covenants and agreements set forth in Section 9 of the Severance Plan “Confidential Information, Non-Competition and Non-Solicitation”, which shall be deemed incorporated into this Agreement by reference.

7.
Release Notification and Acknowledgement. You acknowledge that as part of this Agreement you are releasing and waiving all charges, claims and complaints under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers’ Protection Benefit Act of 1990, and you are agreeing not to sue the Releasees in connection with any of your rights under the ADEA. In order for you to waive your ADEA rights through this Agreement, pursuant to the requirements of 29 U.S.C. § 626, you acknowledge and agree that:
a.
you knowingly and voluntarily execute this Agreement and release, waive and agree not to sue the Releasees; and

b.
the release, waiver and agreement not to sue includes settlement of any allegation of age discrimination arising under the ADEA; and

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Exhibit 10.2

c.
the release, waiver and agreement not to sue includes all claims under the ADEA arising up to and including the date of execution of this release, but not claims occurring thereafter; and

d.
you have been advised to consult with an attorney concerning your rights and obligations under the release, waiver and agreement not to sue and before signing this Agreement; and

e.
this Agreement is written in a manner that you can understand, and you have fully considered the terms and conditions of this Agreement; and

f.
you are not releasing or waiving any rights that you are prohibited by law, rule or regulation from releasing or waiving; and

g.
you have been given a reasonable period of time of forty-five (45) days from receipt of this Agreement, to consider this Agreement before executing it.

9.
Your Right to Revoke; Effective Date. You have seven (7) days to revoke this Agreement. This Agreement is effective on the eighth (8th) day after the date of your signature below (“Effective Date”) if you have not exercised your right to revoke this Agreement before such time. You may at any time before the Effective Date revoke this Agreement by delivering written notice of your revocation to the Company in accordance with Paragraph 14 below. If you revoke this Agreement, you will be considered not to have accepted the Agreement’s terms, the Agreement will be void, and you will not receive the Severance Benefits. If you reaffirm and sign this Agreement, but revoke the same within seven (7) days, such revocation shall not impact the effectiveness of the Agreement when it was signed the first time.

10.
Comments to Others. You agree that you shall not ever make, publish, or communicate to any person or entity, privately or in any public forum, any defamatory or maliciously false comments or statements concerning the Releasees. However, nothing in this Agreement prevents either Party from (i) enforcing its rights under this Agreement; (ii) making privileged statements to the Party’s attorney(s); (iii) exercising protected rights, including under the National Labor Relations Act, or the federal securities laws, including the Dodd-Frank Act, to the extent these rights cannot be waived by agreement; or (iv) complying with any applicable law or regulation, or a valid order of a court of competent jurisdiction or a government agency, as long as such compliance does not exceed what is required by law.

10.
No Admission. This Agreement does not constitute an admission of liability or wrongdoing of any kind by you or by any of the Releasees.

11.
Cooperation. You agree to cooperate with the Company and its Affiliates and its or their respective counsel in connection with any claim, dispute, investigation, administrative proceeding, arbitration or litigation relating to any matter in which you were involved, to which your service to the Company or its Affiliates may be relevant or of which you have knowledge that may be relevant. You acknowledges that the foregoing could involve, but is not limited to, assisting with the response to, or defense of, any such proceeding or litigation, meeting and consulting with the Company and its Affiliates and its or their respective counsel, preparing witness statements, sitting for depositions and giving evidence in person or otherwise on behalf

|US-DOCS\150628464.3||

Exhibit 10.2

of the Company, and otherwise providing information in relation to any such proceeding or litigation. This provision is not intended to affect the substance of any information or testimony that you are asked to provide. Rather, you agree, without limitation, to provide truthful information and testimony and to otherwise assist the Company or its Affiliates in light of and in full compliance with all applicable laws. In making any request for your cooperation, the Company will seek to reasonably accommodate other personal or professional commitments that the you may have.

12.
Return of Confidential Information and Company Property. You undertake and agree that no later than the Transition Date you shall return all information and documents containing Confidential Information (defined below) and all other Company property, except any Company-issued laptop, and that you have deleted any files with Confidential Information in your personal possession or control, including on any personal computer, smartphone, iPad, or other device, or any cloud-based storage service. However, this representation does not apply to any documents and information that you received only in your capacity as a holder of equity in the Company or that you were instructed by counsel for the Company to preserve. You will be allowed to keep the Company-issued laptop in your possession.

“Confidential Information” means all information relating to Company or Affiliates not generally known by the public or others who they compete or do business with, or plan to compete or do business with. Confidential Information includes, but is not limited to, the Company’s and any of its Affiliates’ business, technology, practices, products, marketing, sales, services, finances, strategic opportunities, internal strategies, legal affairs (including pending litigation), the terms of business relationships, intellectual property, and patent applications. Confidential Information also includes, but is not limited to, similar information the Company or Affiliates may have belonging to customers, suppliers, consultants, and others who do business with them.

13.
Notices. Any notices, demands, and other communications under this Agreement must be sent to the address(es) listed in this Paragraph, and will be considered delivered upon receipt by personal delivery, one business day after being given to a nationally recognized overnight courier, or two days after being mailed by certified or registered mail with postage prepaid.

if to the Company, to:

Vroom Automotive, LLC AND legal@vroom.com

3600 W Sam Houston Pkwy. S.

Houston, TX 77042

Attn: Chief Legal Officer

if to you, to: your address shown at the top of this Agreement, or any other address the Company or you designate by written notice to the other.

14.
Intended Third-Party Beneficiaries. The Releasees are intended third-party beneficiaries of this Agreement.

15.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, heirs, and representatives; provided, however,

|US-DOCS\150628464.3||

Exhibit 10.2

that you may not assign, transfer, or delegate your rights or obligations under this Agreement and any attempt to do so shall be invalid.

16.
Counterparts. This Agreement may be signed and delivered (including by fax or electronically) in one or more parts. Each of these parts shall constitute an original document, but all of them together shall be considered the same Agreement.

17.
Severability. The Parties want this Agreement enforced to the fullest extent allowed by law. If a court with jurisdiction judges any provision of this Agreement invalid, prohibited, or unenforceable for any reason, that provision shall be revised so that it is not invalid, prohibited, or unenforceable. If revision is not possible, such provision shall be considered ineffective, without invalidating the rest of this Agreement or making the Agreement unenforceable.

18.
Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York, without regard to principles of conflicts of laws.

19.
Jurisdiction and Venue. Any claims or actions concerning this Agreement shall be subject to the terms of the Severance Plan (as modified by this Agreement); provided, however, in no event shall the Company be responsible for Executive’s legal fees with respect to an action or proceeding concerning Executive’s alleged breach or anticipated breach of a restrictive covenant. With respect to any action or proceeding arising out of or relating to this Agreement that is not covered by the arbitration requirements in Section 11.4 of the Severance Plan, or for recognition or enforcement of any judgment, the Company and the Executive hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of any state or federal court located in New York County, New York. The Company and Executive irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

20.
Merger Clause; Amendment; Headings. This Agreement (including Exhibit A and Exhibit B hereto), together with the Severance Plan and the PIA Surviving Provisions, is the entire, final agreement of the Parties relating to the Agreement’s subject. The Agreement overrides and replaces any other oral and written statements. If this Agreement conflicts with the Severance Plan or the PIA Surviving Provisions, this Agreement shall control. In entering into this Agreement, you have not relied on any representations other than those set forth in this Agreement. This Agreement may only be changed, terminated, or waived by a writing signed by the Chief Executive Officer of the Company and you. The captions and headings in this Agreement are for convenience only, and do not control the scope or content of any provision of this Agreement.

21.
Neutral Interpretation. This Agreement shall be interpreted in a neutral manner, and not more strongly for or against either Party based on the Party that drafted this Agreement.

22.
Section 409A of the Code. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption and the separation pay exemption provided in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other interpretative guidance issued thereunder (“Section 409A”) such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with

|US-DOCS\150628464.3||

Exhibit 10.2

such exemption. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Separation Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided however, that this paragraph shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement shall not be subject to liquidation or exchange for another benefit. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Separation Date shall instead be paid in a lump sum on the first day of the seventh month following the Separation Date (or upon Executive’s death, if earlier).

23.
WAIVER OF JURY TRIAL. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR, OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE DEALINGS OR RELATIONSHIP BETWEEN THE PARTIES. NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL SITUATIONS.

24.
ACKNOWLEDGEMENT OF FULL UNDERSTANDING. YOU ACKNOWLEDGE AND AGREE
a.
THAT YOU HAVE FULLY READ, UNDERSTAND, AND VOLUNTARILY ENTER INTO THIS AGREEMENT;
b.
THAT YOU HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT;
c.
THAT YOUR SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY AND OTHER RELEASEES FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW;

|US-DOCS\150628464.3||

Exhibit 10.2

d.
THAT BY SIGNING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER YOU HAVE SIGNED THIS AGREEMENT;
e.
THAT THE SEVERANCE BENEFITS ARE SOMETHING OF VALUE THAT YOU ARE NOT OTHERWISE ENTITLED TO RECEIVE; AND
f.
THAT YOU HAVE RECEIVED THE DISCLOSURE INFORMATION CONTAINED IN EXHIBIT B TO THIS AGREEMENT.

[Signatures follow on next page]

|US-DOCS\150628464.3||

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

On Behalf of the Company By: Patricia Moran Its: Chief Legal Officer
ACCEPTED AND AGREED: C. Denise Stott Date:

IN WITNESS WHEREOF, the undersigned has reaffirmed and executed this Agreement this ____ day of _________, 2024.

ACCEPTED AND AGREED:

C. Denise Stott

Date:

|US-DOCS\150628464.3||

Exhibit 10.2

EXHIBIT A

NEW YORK

In addition to the Claims released in Paragraph 5(a) of the Agreement, you agree that this release includes, but is not limited to, Claims under the New York Constitution, N.Y. Const. Art. 1, § 1, et seq.; the New York Criminal and Consumer Background Laws, N.Y. Correct. § 752, et seq., N.Y. Gen. Bus. Law § 380-B, et seq.; the New York Human Rights Law, N.Y. Exec. Law § 290, et seq.; the New York Labor Law, N.Y. Labor § 10, et seq.; the New York Marriage Equality Act, N.Y. Dom. Rel. Law § 10-a, et seq.; the New York Persons with Genetic Disorders Law, N.Y. Civ. Rts. § 48, et seq.; the New York Whistleblower Law, N.Y. Exec. Law § 740, et seq.; the New York City Human Rights Act; the New York City Administrative Code; the New York City Human Rights Law; all regulations of the New York State Division of Human Rights; the New York Public Health Law § 3369; the New York State WARN Act; the New York Paid Family Leave law; regulations and wage orders of New York State Department of Labor; and regulations of New York State Division of Human Rights. Additionally, you agree that you do not possess any Claim or allegation, either asserted or otherwise, that may be subject to or covered under the New York General Obligations Section 5-336 or the New York Civil Practice Law and Rules Section 5003-b.

Paragraph 5(b) is supplemented to include the New York State Division of Human Rights and the New York City Commission on Human Rights as one of the government agencies.

TEXAS

In addition to the Claims released in Paragraph 5(a) of the Agreement, you agree that this release includes, but is not limited to, any and all Claims arising under the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act, all including any amendments and their respective implementing regulations;

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Exhibit 10.2

Exhibit B

Do not sign your Agreement until you have read and reviewed this Notice.

The Older Workers Benefit Protection Act requires the Company to provide the following information to you:

Decisional Unit(s): The class, unit, or group of employees from which the Company chose the employees who were and were not selected for the employment termination program (“Program”) includes all United States employees in the following Decisional Units: E-Commerce, Corporate, and Technology Divisions.

Selection Criteria: All persons in the Decisional Unit selected for termination are eligible for the program. Employees were selected for termination from each Decisional Unit as set out below:

●
E-Commerce Division – because the E-Commerce Division is closing, employees in the E-Commerce Division were selected for termination based on their position and skillset;

●
Corporate Division – Employees were selected for termination based upon one or more of the following: ongoing business needs, role redundancy, skillset and/or job criticality related to ongoing corporate management and public company/reporting obligations;

●
Data, Tech & Analytics Division – Employees were selected for termination based upon skillset related to continuing and evolving business needs;

Eligibility Criteria: To be eligible for the Severance Benefits as provided an employee’s Agreement, an employee must:

●
Be selected from the Decisional Unit for involuntary termination as part of the program; and
●
Properly sign and comply with the terms in the Agreement provided to the selected employee; and
●
Return the properly signed Agreement to the Company within the time period specified in the employee’s Agreement; and
●
Not revoke the Agreement, if allowed to do so under the terms of the employee’s Agreement.
○
If the employee is age forty (40) or older at the time of termination, the employee has at least forty-five (45) days to review and properly execute the Agreement.
○
If the employee is age forty (40) or older at the time of the termination, per the Agreement, once the Agreement is signed by the employee, the employee will have seven (7) days to revoke the Agreement, if the employee chooses to do so. However, if the employee revokes the Agreement, the employee will not be eligible for the Severance Benefits described in the Agreement.

|US-DOCS\150628464.3||

Exhibit 10.2

○
Employees selected for termination based upon the above, but subsequently terminated from employment, either voluntarily or involuntarily, before their employment is scheduled to end for any reason other than this Program are no longer eligible for the offer of Severance Benefits under the Program.

The following is a listing of the ages and job titles of all employees in each Decisional Unit who were and were not selected for termination. Employees are anticipated to be separated from employment between February 6, 2024 and September 29, 2024. All information is as of May 7, 2024.

Job Titles and Ages of Employees Selected and Not Selected for Termination

Decisional Unit	Job/Position Title	Age	Selected for Termination	Not Selected Termination
Corporate	Accountant	49	X
Corporate	Accounts Payable Specialist	36	X
Corporate	Accounts Payable Specialist	38	X
Corporate	Accounts Payable Specialist	43	X
Corporate	Accounts Payable Specialist	44	X
Corporate	Accounts Receivable Specialist	53	X
Corporate	Assoc. Manager, Accounting Operations	32	X
Corporate	Assoc. Manager, L&D Content	27	X
Corporate	Associate Accounts Payable Specialist	35		X
Corporate	Attorney	34	X
Corporate	Chief Compliance Officer	48	X
Corporate	Chief Executive Officer	55		X
Corporate	Chief Financial Officer	53	X
Corporate	Chief Legal Officer	64		X
Corporate	Chief People & Culture Officer	56	X
Corporate	Counsel, Commercial Transactions	42	X
Corporate	Director, Accounting	33		X
Corporate	Director, Accounting	36	X
Corporate	Director, Accounting	40	X
Corporate	Director, Communications	53	X
Corporate	Director, FP&A	43	X
Corporate	Director, HR Business Partner	51	X
Corporate	Director, HR Business Partner	54	X
Corporate	Director, HR/Talent Excellence	49	X
Corporate	Director, Learning & Development	66	X
Corporate	Director, Procurement	63	X
Corporate	Director, Senior Counsel	34		X
Corporate	Director, Talent Acquisition	40	X
Corporate	HR Generalist	42	X
Corporate	HR Manager	46	X
Corporate	HR Specialist	26		X

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Exhibit 10.2

Decisional Unit	Job/Position Title	Age	Selected for Termination	Not Selected Termination
Corporate	HR Specialist	34	X
Corporate	Lead AP Specialist	30	X
Corporate	Lead AP Specialist	34	X
Corporate	Learning & Development Partner	30	X
Corporate	Litigation Paralegal	38		X
Corporate	Manager, Accounting	28	X
Corporate	Manager, Accounting	34	X
Corporate	Manager, Accounting	38	X
Corporate	Manager, Accounting	38	X
Corporate	Manager, Accounting	51	X
Corporate	Manager, Accounts Payable	32		X
Corporate	Manager, Financial Reporting	28		X
Corporate	Manager, HR Information Systems	72		X
Corporate	Manager, HR Services	27		X
Corporate	Manager, Payroll Operations	44		X
Corporate	Marketing Analyst	28	X
Corporate	Marketing Manager	29	X
Corporate	Paralegal	44	X
Corporate	Paralegal, Corporate	60		X
Corporate	Payroll Specialist	45		X
Corporate	Risk Manager	43	X
Corporate	Senior Accountant	26	X
Corporate	Senior Accountant	31	X
Corporate	Senior Accountant	31		X
Corporate	Senior Accountant	32		X
Corporate	Senior Accountant	37	X
Corporate	Senior Accountant	45	X
Corporate	Senior Accountant	52	X
Corporate	Senior Accountant	54	X
Corporate	Senior Accounts Payable Specialist	48	X
Corporate	Senior Accounts Receivable Specialist	31	X
Corporate	Senior Accounts Receivable Specialist	43	X
Corporate	Senior Accounts Receivable Specialist	46	X
Corporate	Senior Accounts Receivable Specialist	46	X
Corporate	Senior Accounts Receivable Specialist	59	X
Corporate	Senior Accounts Receivable Specialist	59	X
Corporate	Senior Compensation Analyst	43	X
Corporate	Senior Email Marketing Associate	25	X
Corporate	Senior Employment Counsel	41	X
Corporate	Senior Executive Assistant to C-Suite	48		X
Corporate	Senior Floorplan Accountant	30	X
Corporate	Senior FP&A Analyst	29	X
Corporate	Senior Legal Compliance Specialist	50	X

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Exhibit 10.2

Decisional Unit	Job/Position Title	Age	Selected for Termination	Not Selected Termination
Corporate	Senior Manager, Performance Marketing	40	X
Corporate	Senior Marketing Analyst	30	X
Corporate	Senior Marketing Manager	32	X
Corporate	Senior Payroll Analyst	48		X
Corporate	Senior Recruiter	31	X
Corporate	Senior Technical Recruiter	31	X
Corporate	Senior/Lead Benefits Administrator	63		X
Corporate	Sr. Director, Accounting	34		X
Corporate	Sr. Director, Accounting	38	X
Corporate	Sr. Director, Accounting	38		X
Corporate	Sr. Director, HR Operations	45		X
Corporate	Sr. Director, Marketing Analytics	48	X
Corporate	Sr. Manager, Accounting	33	X
Corporate	Sr. Manager, Accounting	34	X
Corporate	Sr. Mgr., Accounting	36	X
Corporate	Supervisor, Accounting	32	X
Corporate	Supervisor, Accounting	44	X
Corporate	Supervisor, Accounting	46	X
Corporate	Supervisor, Accounting	53	X
Corporate	SVP & Principal Accounting Officer	51		X
Corporate	Treasury Manager	51		X
Corporate	Vice President of Legal Affairs, Commercial	41	X
Corporate	Vice President of Legal Affairs, Corporate and Assistant Secretary	47		X
Corporate	VP of FP&A, Treasury and Investor Relations	48		X
Corporate	VP, FP&A	36		X
Corporate	VP, Learning & Development	64	X
Corporate	VP, Marketing	37		X
Corporate	VP, Real Estate & Facilities	62	X

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